EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-46722-01) pertaining to the Kentucky Investors, Inc. and Affiliated Companies 401(k) Savings Plan of our report dated March 15, 2007, with respect to the consolidated financial statements of Kentucky Investors, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 2006.

Our audits also included the financial statement schedules of Kentucky Investors, Inc. listed in Item 15(a)2. These schedules are the responsibility of the Company's management.  Our responsibility is to express an opinion based on our audits.  In our opinion, as to which the date is March 15, 2007, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/Ernst & Young LLP
Cincinnati, Ohio
March 15, 2007